UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2018

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland		20817
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 25, 2018, Host Hotels & Resorts, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with J.P. Morgan Securities LLC, BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC, as sales agents (each, a “Sales Agent” and collectively, the “Sales Agents”). Pursuant to the Distribution Agreement, the Company may issue and sell, from time to time, shares of common stock, par value $0.01 per share, having a combined aggregate offering price of up to $500 million (the “Shares”). The Distribution Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Shares will be offered and sold through the Sales Agents over a period of time and from time to time in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, at then-current market prices or in other transactions permitted by law, pursuant to the Distribution Agreement, and only one of the Sales Agents may sell the Shares on a particular day or specified period of days. The Company is not obligated to sell, and none of the Sales Agents are obligated to buy or sell, any Shares under the Distribution Agreement. The Company shall specify to the applicable Sales Agent (i) the date or dates on which the Shares may be sold, (ii) the maximum number of Shares or maximum dollar amount worth of Shares to be sold on, or over the course of, such date(s) and (iii) the minimum price below which sales may not be made. Under the Distribution Agreement, the Company may also sell Shares to a Sales Agent as principal for its own account, at a price to be agreed upon at the time of sale. If the Company sells Shares to a Sales Agent as principal, it will enter into a separate terms agreement with such Sales Agent.

The Company will pay each Sales Agent a commission that will not exceed, but may be lower than, 2% of the gross proceeds of all Shares sold through such Sales Agent under the Distribution Agreement and will reimburse the Sales Agents for certain expenses incurred in connection with their services under the Distribution Agreement. The Company intends to use the net proceeds from the sale of the Shares from time to time to fund future potential acquisitions and for general corporate purposes.

Host Hotels & Resorts, L.P., through which the Company conducts all operations, and for which the Company is the sole general partner, is a party to the Fourth Amended and Restated Credit Agreement, dated as of May 31, 2017, under which an affiliate of each of the Sales Agents is an agent and/or a lender. The Bank of New York Mellon also acts as trustee under our senior notes indenture. Each of the Sales Agents and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 8.01.	Other Events.

The Shares will be issued pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-210809), filed on April 18, 2016 with the Securities and Exchange Commission (the “SEC”). In connection with the offering contemplated by the Distribution Agreement, the Company has filed with the SEC a prospectus supplement, dated May 25, 2018, to the prospectus dated April 18, 2016 that is part of the Registration Statement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Distribution Agreement, dated May 25, 2018, among Host Hotels & Resorts, Inc., J.P. Morgan Securities LLC, BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: May 25, 2018	By:	/s/ Brian G. Macnamara
	Name:	Brian G. Macnamara
	Title:	Senior Vice President, Corporate Controller